Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Kintara Therapeutics, Inc.

(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share (“Common Stock”)(2)	457(o)			$5,000,000	0.00014760	$738.00
	Other	Pre-funded Warrants to purchase Common Stock (“Pre-Funded Warrants”)(3)	Other			-		(3)
	Equity	Common Stock underlying the Pre-Funded Warrant(3)	457(o)			-		(3)
	Other	Warrants to purchase Common Stock (“Common Warrants”)	Other			-		(4)
	Equity	Common Stock underlying the Common Warrants	457(o)			$5,000,000	0.00014760	$738.00
	Other	Placement Agent Warrants to purchase Common Stock (“Placement Agent Warrants”)	Other					(4)(5)
	Equity	Common Stock Underlying Placement Agent Warrants	457(o)			$250,000	0.00014760	$36.90

	Total Offering Amounts					$10,250,000	0.00014760	$1,512.90
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$1,512.90

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”)

(2)

Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(3)

The proposed maximum aggregate offering price of the Common Stock will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $10,000,000.

(4)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(5)

We have calculated the proposed maximum aggregate offering price of the Common Stock underlying the Placement Agent Warrants by assuming that such warrants are exercisable at a price per share equal to 125% of the price per share and accompanying Common Warrant sold in this offering.